SCHEDULE A

TO DIREXION SHARES ETF TRUST ADVISORY FEE WAIVER AGREEMENT

As of September 1, 2011 through September 1, 2025 (the “applicable Period”)

Tiered Advisory Fee Limit for each of the leveraged Funds listed below:

Average Annual Net Assets	Average Annual Net Assets	Annual Rate
0 >	$1,500,000,000	0.75%
$ 1,500,000,000 >	$2,000,000,000	0.70%
$ 2,000,000,000 >	$2,500,000,000	0.65%
$ 2,500,000,000 >	$3,000,000,000	0.60%
$ 3,000,000,000 >	$3,500,000,000	0.55%
$ 3,500,000,000 >	$4,000,000,000	0.50%
$ 4,000,000,000 >	$4,500,000,000	0.45%
$ 4,500,000,000 and above		0.40%

Funds

Actively-Managed

Direxion Daily Concentrated Energy Bull 2X Shares

Direxion Daily Concentrated Energy Bear 2X Shares

Direxion Daily Concentrated Homebuilders & Supplies Bull 2X Shares

Direxion Daily Concentrated Homebuilders & Supplies Bear 2X Shares

Direxion Daily Concentrated Semiconductors Bull 2X Shares

Direxion Daily Concentrated Semiconductors Bear 2X Shares

Direxion Daily Concentrated Electric and Autonomous Vehicles Bull 2X Shares

Direxion Daily Concentrated Electric and Autonomous Vehicles Bear 2X Shares

Direxion Daily Concentrated Biotech Bull 2X Shares

Direxion Daily Concentrated Biotech Bear 2X Shares

Direxion Daily Concentrated Retail Bull 2X Shares

Direxion Daily Concentrated Retail Bear 2X Shares

Direxion Daily Concentrated Technology Bull 2X Shares

Direxion Daily Concentrated Technology Bear 2X Shares

Bitcoin and Ether Funds

Direxion Daily Bitcoin Bull 1.5X Shares

Direxion Daily Bitcoin Bear 1.5X Shares

Direxion Daily Bitcoin Strategy Bull 2X Shares

Direxion Daily Bitcoin Strategy Bear 2X Shares

Direxion Daily Ether Strategy Bull 2X Shares

Direxion Daily Ether Strategy Bear 2X Shares

Direxion Daily Bitcoin Bull 2X Shares

Direxion Daily Bitcoin Bear 2X Shares

Single Stock Funds

Direxion Daily NVDA Bull 2X Shares

Direxion Daily TSLA Bull 2X Shares

Direxion Daily AAPL Bull 2X Shares

Direxion Daily MSFT Bull 2X Shares

Direxion Daily AMZN Bull 2X Shares

Direxion Daily GOOGL Bull 2X Shares

Direxion Daily AMD Bull 1.5X Shares

Direxion Daily AMD Bear 1.5X Shares

Direxion Daily META Bull 2X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI China Internet Index Bull 2X Shares

Direxion Daily MSCI Brazil Bull 2X Shares

Direxion Daily Energy Bull 2X Shares

Direxion Daily Energy Bear 2X Shares

Direxion Daily Gold Miners Index Bull 2X Shares

Direxion Daily Gold Miners Index Bear 2X Shares

Direxion Daily Junior Gold Miners Index Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bear 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares

Direxion Daily MSCI India Bull 2X Shares

Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares

Direxion Daily Cloud Computing Bull 2X Shares

Direxion Daily NYSE FANG+ Bull 2X Shares

Direxion Daily NYSE FANG+ Bear 2X Shares

Direxion Daily Global Clean Energy Bull 2X Shares

Direxion Daily Travel & Vacation Bull 2X Shares

Direxion Daily Travel & Vacation Bear 2X Shares

Direxion Daily Aviation Bull 2X Shares

Direxion Daily Aviation Bear 2X Shares

Direxion Daily China Technology Bull 2X Shares

Direxion Daily China Technology Bear 2X Shares

Direxion Daily Electric and Autonomous Vehicles Bull 2X Shares

Direxion Daily Electric and Autonomous Vehicles Bear 2X Shares

Direxion Daily Crypto Industry Bull 2X Shares

Direxion Daily Crypto Industry Bear 2X Shares

Direxion Daily MAGMA Bull 2X Shares

Direxion Daily AI and Big Data Bull 2X Shares

Direxion Daily AI and Big Data Bear 2X Shares

Direxion Daily MSCI Emerging Markets ex China Bull 2X Shares

Direxion Daily MSCI Emerging Markets ex China Bear 2X Shares

Direxion Daily Concentrated Qs Bull 2X Shares

Direxion Daily Concentrated Qs Bear 2X Shares

Direxion Daily Uranium Bull 2X Shares

Direxion Daily Quality Bull 2X Shares

Direxion Daily Quality Bear 2X Shares

3X Funds

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI India Bull 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily Real Estate Bull 3X Shares

Direxion Daily Real Estate Bear 3X Shares

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Dow Jones Internet Bull 3X Shares

Direxion Daily Dow Jones Internet Bear 3X Shares

Direxion Daily S&P 500® High Beta Bull 3X Shares

Direxion Daily S&P 500® High Beta Bear 3X Shares

Last Updated: May 15, 2024